Exhibit 10.3
EXECUTION VERSION
AMENDMENT NO. 2
TO
AMENDED AND RESTATED EMPLOYMENT AGREEMENT
AMENDMENT (“Amendment”) made effective on June 16, 2010 (the “Effective Date”) to the amended and restated employment agreement dated as of May 1, 2006, as amended (the “Employment Agreement”), among Celgene Corporation, a Delaware corporation (the “Company”), and Robert J. Hugin (the “Executive”).
WHEREAS, the Company and the Executive have previously entered into the Employment Agreement; and
WHEREAS, the Company and the Executive desire to amend the Employment Agreement to appoint the Executive as the Chief Executive Officer of the Company commencing immediately after the Company’s 2010 annual meeting of stockholders on June 16, 2010.
NOW, THEREFORE, effective on the Effective Date, the Employment Agreement is hereby amended as follows:
1. The first sentence of Section 2 is hereby amended in its entirety to read as follows:
“During the Employment Period, Employee shall be employed in the business of the Company as Chief Executive Officer of the Company.”
2. The third sentence of Section 2 is hereby amended in its entirety to read as follows:
“Employee shall perform such duties and services, within his expertise and experience, as may be assigned to him by, and subject to the direction of, the Board.”
3. Section 3(a) is hereby amended in its entirety to read as follows:
“As compensation for his services hereunder, the Company shall pay Employee, during the Employment Period, a base salary payable in equal semi-monthly installments at an annual rate of $975,000, provided that such salary shall be reviewed annually by the Company’s Board, or a committee thereof, which may, in its sole discretion, increase (but not decrease) such salary.”
4. Section 3(b) is hereby amended in its entirety to read as follows:
“The Company shall also pay Employee, during the Employment Period, an annual target bonus, payable in February of each year for the preceding year, in an amount equal to one hundred twenty percent (120%) of Employee’s base salary (payable under Section 3(a) of this Agreement) measured against objective criteria to be determined by the Company’s Board, or a committee thereof, after good faith consultation with Employee.”
5. Section 6(a)(i) is hereby amended in its entirety to read as follows:

“(i) during the period he is employed by the Company under this Agreement or otherwise, he will not Participate In (as hereinafter defined in this Section 6) any other business or organization, whether or not such business or organization now is or shall then be competing with or of a nature similar to the business of the Company, without obtaining the prior written consent of the Executive Committee of the Board;”

6. Sections 10(b)(i), (ii) and (iii) are hereby amended in their entirety to read as follows:
“(i) failure to elect or appoint, or reelect or reappoint, Employee to, or removal of Employee from, his position with the Company as Chief Executive Officer or as a member of the Board, except in connection with the termination of Employee’s employment pursuant to Section 10(a);
(ii) a significant change in the nature or scope of the authorities, powers, functions, duties or responsibilities normally attached to Employee’s position as Chief Executive Officer or as a member of the Board, except in each case in connection with the termination of Employee’s employment for Cause or as a result of Employee’s death, or temporarily as a result of Employee’s illness or other absence;
(iii) a determination by Employee made in good faith that, as a result of a Change in Control, he is unable effectively to carry out the authorities, powers, functions, duties or responsibilities attached to his position as Chief Executive Officer or as a member of the Board and the situation is not remedied within 30 calendar days after receipt by the Company of written notice from Employee of such determination;”
7. Except as amended hereby and expressly provided herein, the Employment Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned has caused this Amendment to be executed this 28th day of April, 2010.

EXECUTIVE
/s/ Robert J. Hugin
Robert J. Hugin

CELGENE CORPORATION
By:	/s/ Sol J. Barer
	Name:	Sol J. Barer
Title:

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